Exhibit 99.1

FOR IMMEDIATE RELEASE
INVESTOR CONTACT:	MEDIA CONTACT:
Frank Morgan	Harlow Sumerford
615-344-2688	615-344-1851

HCA HEALTHCARE REPORTS THIRD QUARTER 2023 RESULTS

REVISES 2023 GUIDANCE

Nashville, Tenn., October 24, 2023 – HCA Healthcare, Inc. (NYSE: HCA) today announced financial and operating results for the third quarter ended September 30, 2023.

Key third quarter metrics (all percentage changes compare 3Q 2023 to 3Q 2022 unless otherwise noted):

●	Revenues totaled $16.213 billion
●	Net income attributable to HCA Healthcare, Inc. totaled $1.079 billion, or $3.91 per diluted share
●	Adjusted EBITDA totaled $2.880 billion
●	Cash flows from operating activities totaled $2.479 billion
●	Same facility admissions increased 3.4 percent while same facility equivalent admissions increased 4.1 percent

“During the quarter, most aspects of our business were positive, including continued solid demand for our services, which translated into strong revenue growth. However, our results were unfavorably impacted by our Valesco physician staffing joint venture, which performed below our expectations,” said Sam Hazen, Chief Executive Officer of HCA Healthcare. “I am proud of our people for what they do every day, and I want to thank them for their dedication to delivering on our purpose.”

Revenues in the third quarter of 2023 totaled $16.213 billion, compared to $14.971 billion in the third quarter of 2022. Net income attributable to HCA Healthcare, Inc. totaled $1.079 billion, or $3.91 per diluted share, compared to $1.134 billion, or $3.91 per diluted share, in the third quarter of 2022.

For the third quarter of 2023, Adjusted EBITDA totaled $2.880 billion, compared to $2.902 billion in the third quarter of 2022. Adjusted EBITDA is a non-GAAP financial measure. A table providing supplemental information on Adjusted EBITDA and reconciling net income attributable to HCA Healthcare, Inc. to Adjusted EBITDA is included in this release.

The third quarter of 2023 includes revenues of $397 million and other operating expenses of $195 million related to the Florida directed payment program year that ended September 30, 2023.

Same facility admissions increased 3.4 percent while same facility equivalent admissions increased 4.1 percent in the third quarter of 2023, compared to the prior year period. Same facility emergency room visits increased 3.5 percent in the third quarter of 2023, compared to the prior year period. Same facility inpatient surgeries increased 1.6 percent, and same facility outpatient surgeries increased 0.9 percent in the third quarter of 2023, compared to the same period of 2022. Same facility revenue per equivalent admission increased 3.6 percent in the third quarter of 2023, compared to the third quarter of 2022.

Nine Months Ended September 30, 2023

Revenues for the nine months ended September 30, 2023 totaled $47.665 billion, compared to $44.736 billion in the same period of 2022. Net income attributable to HCA Healthcare, Inc. was $3.635 billion, or $13.07 per diluted share, for the nine months ended September 30, 2023 compared to $3.562 billion, or $11.97 per diluted share, for the first nine months of 2022. Results for the nine months ended September 30, 2023 include losses on sales of facilities of $12 million, or $0.07 per diluted share. Results for the nine months ended September 30, 2022 include losses on sales of facilities of $25 million, or $0.09 per diluted share, and losses on retirement of debt of $78 million, or $0.20 per diluted share.

Balance Sheet and Cash Flows from Operations

As of September 30, 2023, HCA Healthcare, Inc.’s balance sheet reflected cash and cash equivalents of $891 million, total debt of $39.346 billion, and total assets of $54.589 billion. During the third quarter of 2023, capital expenditures totaled $1.147 billion, excluding acquisitions. Cash flows provided by operating activities in the third quarter of 2023 totaled $2.479 billion, compared to $3.020 billion in the third quarter of 2022.

During the third quarter of 2023, the Company repurchased 4.2 million shares of its common stock at a cost of $1.140 billion. The Company had $1.685 billion remaining under its repurchase authorization as of September 30, 2023. As of September 30, 2023, the Company had $6.455 billion of availability under its credit facilities.

Dividend

HCA today announced that its Board of Directors declared a quarterly cash dividend of $0.60 per share on the Company’s common stock. The dividend will be paid on December 28, 2023 to stockholders of record at the close of business on December 14, 2023.

The declaration and payment of any future dividend will be subject to the discretion of the Board of Directors and will depend on a variety of factors, including the Company’s financial condition and results of operations and contractual restrictions. Future dividends are expected to be funded by cash balances and future cash flows from operations.

2023 Revised Guidance

The 2023 guidance ranges for the year have been revised from our second quarter release as follows:

	Previous 2023 Guidance Range as of July 27, 2023	2023 Guidance Range as of October 24, 2023
Revenues	$63.25 to $64.75 billion	$63.5 to $64.5 billion
Net Income Attributable to HCA Healthcare, Inc.	$4.900 to $5.255 billion	$4.940 to $5.130 billion
Adjusted EBITDA	$12.3 to $12.8 billion	$12.3 to $12.6 billion
EPS (diluted)	$17.70 to $18.90 per diluted share	$17.80 to $18.50 per diluted share

The Company’s 2023 guidance contains a number of assumptions, including, among others, the Company’s current expectations regarding the impact of the COVID-19 pandemic, patient volumes and payor mix as well as general economic conditions, including inflation, and excludes the impact of items such as, but not limited to, gains or losses on sales of facilities, losses on retirement of debt, legal claims costs and impairment of long-lived assets.

Adjusted EBITDA is a non-GAAP financial measure. A table reconciling forecasted net income attributable to HCA Healthcare, Inc. to forecasted Adjusted EBITDA is included in this release.

The Company’s guidance is based on current plans and expectations and is subject to a number of known and unknown uncertainties and risks, including those set forth below in the Company’s “Forward-Looking Statements.”

Earnings Conference Call

HCA Healthcare will host a conference call for investors at 9:00 a.m. Central Daylight Time today. All interested investors are invited to access a live audio broadcast of the call via webcast. The broadcast also will be available on a replay basis beginning this afternoon. The webcast can be accessed through the Company’s Investor Relations web page at https://investor.hcahealthcare.com/events-and-presentations/default.aspx.

About the Company

As of September 30, 2023, HCA operated 183 hospitals and approximately 2,300 ambulatory sites of care, including surgery centers, freestanding emergency rooms, urgent care centers and physician clinics, in 20 states and the United Kingdom.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include the Company’s financial guidance for the year ending December 31, 2023, as well as other statements that do not relate solely to historical or current facts. Forward-looking statements can be identified by the use of words like “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “initiative” or “continue.” These forward-looking statements are based on our current plans and expectations and are subject to a number of known and unknown uncertainties and risks, many of which are beyond our control, which could significantly affect current plans and expectations and our future financial position and results of operations. These factors include, but are not limited to, (1) changes in or related to general economic conditions nationally and regionally in our markets, including inflation and economic and business conditions (and the impact thereof on the economy, financial markets and banking industry); changes in revenues due to declining patient volumes; changes in payer mix (including increases in uninsured and underinsured patients); potential increased expenses related to labor, supply chain or other expenditures; workforce disruptions; supply shortages and disruptions; and the impact of potential federal government shutdowns, (2) the impact of our substantial indebtedness and the ability to refinance such indebtedness on acceptable terms, (3) the impact of current and future federal and state health reform initiatives and possible changes to other federal, state or local laws and regulations affecting the health care industry, including, but not limited to, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (collectively, the “Affordable Care Act”), additional changes to the Affordable Care Act, its implementation, or interpretation (including through executive orders and court challenges), and proposals to expand coverage of federally-funded insurance programs as an alternative to private insurance or establish a single-payer system (such reforms often referred to as “Medicare for All”), (4) the effects related to the implementation of sequestration spending reductions required under the Budget Control Act of 2011, related legislation extending these reductions and those required under the Pay-As-You-Go Act of 2010 as a result of the federal budget deficit impact of the American Rescue Plan Act of 2021, and the potential for future deficit reduction legislation that may alter these spending reductions, which include cuts to Medicare payments, or create additional spending reductions, (5) increases in the amount and risk of collectability of uninsured accounts and deductibles and copayment amounts for insured accounts, (6) the ability to achieve operating and financial targets, attain expected levels of patient volumes and revenues, and control the costs of providing services, (7) possible changes in Medicare, Medicaid and other state programs, including Medicaid supplemental payment programs or Medicaid waiver programs, that may impact reimbursements to health care providers and insurers and the size of the uninsured or underinsured population, (8) personnel-related capacity constraints, increases in wages and the ability to attract, utilize and retain qualified management and other personnel, including affiliated physicians, nurses and medical and technical support personnel, (9) the highly competitive nature of the health care business, (10) changes in service mix, revenue mix and surgical volumes, including potential declines in the population covered under third-party payer agreements, the ability to enter into and renew third-party payer provider agreements on acceptable terms and the impact of consumer-driven health plans and physician utilization trends and practices, (11) the efforts of health insurers, health care providers, large employer groups and others to contain health care costs, (12) the outcome of our continuing efforts to monitor, maintain and comply with appropriate laws, regulations, policies and procedures, (13) the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities, (14) changes in accounting practices, (15) developments related to COVID-19, including, without limitation, the length and severity of COVID-19-related impacts and the spread of virus strains with new epidemiological characteristics; the volume of canceled or rescheduled procedures and the volume and acuity of COVID-19 patients cared for across our health systems; and measures we are taking to respond to COVID-19, (16) the emergence of and effects related to pandemics, epidemics and infectious diseases, (17) future divestitures which may result in charges and possible impairments of long-lived assets, (18) changes in business strategy or development plans, (19) delays in receiving payments for services provided, (20) the outcome of pending and any future tax audits, disputes and litigation associated with our tax positions, (21) the impact of known and unknown government investigations, litigation and other claims that may be made against us, (22) the impact of actual and potential cybersecurity incidents or security breaches, including the data security incident disclosed in July 2023, (23) our ongoing ability to demonstrate meaningful use of certified electronic health record technology and the impact of interoperability requirements, (24) the impact of natural disasters, such as hurricanes and floods, physical risks from climate change or similar events beyond our control, (25) changes in U.S. federal, state, or foreign tax laws including interpretive guidance that may be issued by taxing authorities or other standard setting bodies, (26) the results of our efforts to use technology and resilience initiatives to drive efficiencies, better outcomes and an enhanced patient experience, and (27) other risk factors described in our annual report on Form 10-K for the year ended December 31, 2022 and our other filings with the Securities and Exchange Commission. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. All references to “Company,” “HCA” and “HCA Healthcare” as used throughout this release refer to HCA Healthcare, Inc. and its affiliates.

HCA Healthcare, Inc.

Condensed Consolidated Comprehensive Income Statements

Third Quarter

Unaudited

(Dollars in millions, except per share amounts)

	2023		2022
	Amount	Ratio	Amount	Ratio

Revenues	$16,213	100.0%	$14,971	100.0%

Salaries and benefits	7,556	46.6	6,899	46.1
Supplies	2,417	14.9	2,320	15.5
Other operating expenses	3,379	20.8	2,860	19.1
Equity in earnings of affiliates	(19)	(0.1)	(10)	(0.1)
Depreciation and amortization	769	4.7	749	5.0
Interest expense	483	3.0	446	3.0
Losses (gains) on sales of facilities	(2)	-	3	-

	14,583	89.9	13,267	88.6

Income before income taxes	1,630	10.1	1,704	11.4

Provision for income taxes	355	2.2	360	2.4

Net income	1,275	7.9	1,344	9.0

Net income attributable to noncontrolling interests	196	1.2	210	1.4

Net income attributable to HCA Healthcare, Inc.	$1,079	6.7	$1,134	7.6

Diluted earnings per share	$3.91		$3.91

Shares used in computing diluted earnings per share (millions)	275.424		289.852

Comprehensive income attributable to HCA Healthcare, Inc	$1,044		$1,057

HCA Healthcare, Inc.

Condensed Consolidated Comprehensive Income Statements

For the Nine Months Ended September 30, 2023 and 2022

Unaudited

(Dollars in millions, except per share amounts)

	2023		2022
	Amount	Ratio	Amount	Ratio

Revenues	$47,665	100.0%	$44,736	100.0%

Salaries and benefits	21,917	46.0	20,630	46.1
Supplies	7,318	15.4	6,942	15.5
Other operating expenses	9,316	19.5	8,305	18.6
Equity in losses (earnings) of affiliates	6	-	(29)	(0.1)
Depreciation and amortization	2,288	4.9	2,219	4.9
Interest expense	1,447	3.0	1,288	2.9
Losses on sales of facilities	12	-	25	0.1
Losses on retirement of debt	-	-	78	0.2

	42,304	88.8	39,458	88.2

Income before income taxes	5,361	11.2	5,278	11.8

Provision for income taxes	1,131	2.3	1,090	2.4

Net income	4,230	8.9	4,188	9.4

Net income attributable to noncontrolling interests	595	1.3	626	1.4

Net income attributable to HCA Healthcare, Inc.	$3,635	7.6	$3,562	8.0

Diluted earnings per share	$13.07		$11.97

Shares used in computing diluted earnings per share (millions)	278.173		297.702

Comprehensive income attributable to HCA Healthcare, Inc.	$3,634		$3,374

HCA Healthcare, Inc.

Condensed Consolidated Balance Sheets

Unaudited

(Dollars in millions)

	September 30,	June 30,	December 31,
	2023	2023	2022

ASSETS
Current assets:
Cash and cash equivalents	$891	$862	$908
Accounts receivable	9,182	8,713	8,891
Inventories	2,030	2,050	2,068
Other	2,191	2,263	1,776

	14,294	13,888	13,643

Property and equipment, at cost	57,772	56,667	54,757
Accumulated depreciation	(30,655)	(30,023)	(29,182)

	27,117	26,644	25,575

Investments of insurance subsidiaries	382	384	381
Investments in and advances to affiliates	739	731	823
Goodwill and other intangible assets	9,778	9,641	9,653
Right-of-use operating lease assets	2,079	2,110	2,065
Other	200	196	298

	$54,589	$53,594	$52,438

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$4,139	$3,823	$4,239
Accrued salaries	1,912	1,776	1,712
Other accrued expenses	3,803	3,551	3,581
Long-term debt due within one year	2,553	2,395	370

	12,407	11,545	9,902

Long-term debt, less debt issuance costs and discounts of $341, $349 and $301	36,793	36,537	37,714
Professional liability risks	1,590	1,554	1,528
Right-of-use operating lease obligations	1,776	1,806	1,752
Income taxes and other liabilities	1,666	1,691	1,615

Stockholders’ equity (deficit):
Stockholders’ deficit attributable to HCA Healthcare, Inc.	(2,477)	(2,303)	(2,767)
Noncontrolling interests	2,834	2,764	2,694

	357	461	(73)

	$54,589	$53,594	$52,438

HCA Healthcare, Inc.

Condensed Consolidated Statements of Cash Flows

For the Nine Months Ended September 30, 2023 and 2022

Unaudited

(Dollars in millions)

	2023	2022

Cash flows from operating activities:
Net income	$4,230	$4,188
Adjustments to reconcile net income to net cash provided by operating activities:
Increase (decrease) in cash from operating assets and liabilities:
Accounts receivable	(168)	(487)
Inventories and other assets	(274)	53
Accounts payable and accrued expenses	211	(644)
Depreciation and amortization	2,288	2,219
Income taxes	61	159
Losses on sales of facilities	12	25
Losses on retirement of debt	-	78
Amortization of debt issuance costs and discounts	26	22
Share-based compensation	205	258
Other	166	124

Net cash provided by operating activities	6,757	5,995

Cash flows from investing activities:
Purchase of property and equipment	(3,585)	(3,072)
Acquisition of hospitals and health care entities	(281)	(176)
Sales of hospitals and health care entities	183	652
Change in investments	(30)	10
Other	(7)	(10)

Net cash used in investing activities	(3,720)	(2,596)

Cash flows from financing activities:
Issuances of long-term debt	3,220	5,976
Net change in revolving credit facilities	(1,420)	(230)
Repayment of long-term debt	(691)	(2,774)
Distributions to noncontrolling interests	(497)	(550)
Payment of debt issuance costs	(31)	(53)
Payment of dividends	(501)	(497)
Repurchase of common stock	(2,901)	(5,481)
Other	(234)	(209)

Net cash used in financing activities	(3,055)	(3,818)

Effect of exchange rate changes on cash and cash equivalents	1	(33)

Change in cash and cash equivalents	(17)	(452)
Cash and cash equivalents at beginning of period	908	1,451

Cash and cash equivalents at end of period	$891	$999

Interest payments	$1,460	$1,329
Income tax payments, net	$1,070	$931

HCA Healthcare, Inc.

Operating Statistics

	Third Quarter		For the Nine Months Ended September 30,
	2023	2022	2023	2022

Operations:
Number of Hospitals	183	182	183	182
Number of Freestanding Outpatient Surgery Centers*	126	125	126	125
Licensed Beds at End of Period	49,279	49,179	49,279	49,179
Weighted Average Beds in Service	41,927	42,056	41,805	41,936

Reported:
Admissions	537,943	523,092	1,586,174	1,545,161
% Change	2.8%		2.7%
Equivalent Admissions	958,504	917,262	2,813,873	2,679,309
% Change	4.5%		5.0%
Revenue per Equivalent Admission	$16,915	$16,322	$16,939	$16,697
% Change	3.6%		1.4%
Inpatient Revenue per Admission	$18,262	$17,387	$17,930	$17,268
% Change	5.0%		3.8%

Patient Days	2,612,439	2,602,416	7,808,905	7,855,462
% Change	0.4%		-0.6%
Equivalent Patient Days	4,655,252	4,565,120	13,852,997	13,621,371
% Change	2.0%		1.7%

Inpatient Surgery Cases	133,521	132,470	396,428	390,311
% Change	0.8%		1.6%
Outpatient Surgery Cases	254,557	252,026	774,129	757,629
% Change	1.0%		2.2%

Emergency Room Visits	2,343,514	2,278,782	6,890,388	6,559,170
% Change	2.8%		5.0%

Outpatient Revenues as a Percentage of Patient Revenues	37.4%	36.6%	38.3%	37.6%

Average Length of Stay (days)	4.856	4.975	4.923	5.084

Occupancy**	71.4%	70.8%	72.2%	72.1%

Same Facility:
Admissions	536,836	519,013	1,584,488	1,533,302
% Change	3.4%		3.3%
Equivalent Admissions	946,442	908,792	2,790,283	2,654,146
% Change	4.1%		5.1%
Revenue per Equivalent Admission	$16,880	$16,287	$16,881	$16,677
% Change	3.6%		1.2%
Inpatient Revenue per Admission	$18,221	$17,353	$17,931	$17,238
% Change	5.0%		4.0%

Inpatient Surgery Cases	133,406	131,278	396,113	387,094
% Change	1.6%		2.3%
Outpatient Surgery Cases	249,723	247,580	763,622	740,808
% Change	0.9%		3.1%

Emergency Room Visits	2,341,185	2,262,124	6,883,040	6,511,405
% Change	3.5%		5.7%

*	Excludes freestanding endoscopy centers (22 centers at September 30, 2023 and 21 centers at September 30, 2022).
**	Reflects the rate of occupancy (patient days and observations) based on weighted average beds in service.

HCA Healthcare, Inc.

Supplemental Non-GAAP Disclosures

Operating Results Summary

(Dollars in millions, except per share amounts)

			For the Nine Months
	Third Quarter		Ended September 30,
	2023	2022	2023	2022

Revenues	$16,213	$14,971	$47,665	$44,736

Net income attributable to HCA Healthcare, Inc.	$1,079	$1,134	$3,635	$3,562
Losses (gains) on sales of facilities (net of tax)	(1)	4	21	28
Losses on retirement of debt (net of tax)	-	-	-	60

Net income attributable to HCA Healthcare, Inc., excluding losses (gains) on sales of facilities and losses on retirement of debt (a)	1,078	1,138	3,656	3,650
Depreciation and amortization	769	749	2,288	2,219
Interest expense	483	446	1,447	1,288
Provision for income taxes	354	359	1,122	1,105
Net income attributable to noncontrolling interests	196	210	595	626

Adjusted EBITDA (a)	$2,880	$2,902	$9,108	$8,888

Adjusted EBITDA margin (a)	17.8%	19.4%	19.1%	19.9%

Diluted earnings per share:
Net income attributable to HCA Healthcare, Inc.	$3.91	$3.91	$13.07	$11.97
Losses (gains) on sales of facilities	-	0.02	0.07	0.09
Losses on retirement of debt	-	-	-	0.20

Net income attributable to HCA Healthcare, Inc., excluding losses (gains) on sales of facilities and losses on retirement of debt (a)	$3.91	$3.93	$13.14	$12.26

Shares used in computing diluted earnings per share (millions)	275.424	289.852	278.173	297.702

(a)

Net income attributable to HCA Healthcare, Inc., excluding losses (gains) on sales of facilities and losses on retirement of debt, and Adjusted EBITDA should not be considered as measures of financial performance under generally accepted accounting principles (“GAAP”). We believe net income attributable to HCA Healthcare, Inc., excluding losses (gains) on sales of facilities and losses on retirement of debt, and Adjusted EBITDA are important measures that supplement discussions and analysis of our results of operations. We believe it is useful to investors to provide disclosures of our results of operations on the same basis used by management. Management relies upon net income attributable to HCA Healthcare, Inc., excluding losses (gains) on sales of facilities and losses on retirement of debt, and Adjusted EBITDA as the primary measures to review and assess operating performance of its health care facilities and their management teams.

Management and investors review both the overall performance (including net income attributable to HCA Healthcare, Inc., excluding losses (gains) on sales of facilities and losses on retirement of debt, and GAAP net income attributable to HCA Healthcare, Inc.) and operating performance (Adjusted EBITDA) of our health care facilities. Adjusted EBITDA and the Adjusted EBITDA margin (Adjusted EBITDA divided by revenues) are utilized by management and investors to compare our current operating results with the corresponding periods during the previous year and to compare our operating results with other companies in the health care industry. It is reasonable to expect that losses (gains) on sales of facilities and losses on retirement of debt will occur in future periods, but the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our health care facilities and complicate period comparisons of our results of operations and operations comparisons with other health care companies.

Net income attributable to HCA Healthcare, Inc., excluding losses (gains) on sales of facilities and losses on retirement of debt, and Adjusted EBITDA are not measures of financial performance under GAAP, and should not be considered as alternatives to net income attributable to HCA Healthcare, Inc. as a measure of operating performance or cash flows from operating, investing and financing activities as a measure of liquidity. Because net income attributable to HCA Healthcare, Inc., excluding losses (gains) on sales of facilities and losses on retirement of debt, and Adjusted EBITDA are not measurements determined in accordance with GAAP and are susceptible to varying calculations, net income attributable to HCA Healthcare, Inc., excluding losses (gains) on sales of facilities and losses on retirement of debt, and Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.

HCA Healthcare, Inc.

Supplemental Non-GAAP Disclosures

2023 Operating Results Forecast

(Dollars in millions, except per share amounts)

	For the Year Ending
	December 31, 2023
	Low	High

Revenues	$63,500	$64,500

Net income attributable to HCA Healthcare, Inc. (a)	$4,940	$5,130
Depreciation and amortization	3,060	3,080
Interest expense	1,930	1,950
Provision for income taxes	1,550	1,600
Net income attributable to noncontrolling interests	820	840

Adjusted EBITDA (a) (b)	$12,300	$12,600

Diluted earnings per share:
Net income attributable to HCA Healthcare, Inc.	$17.80	$18.50

Shares used in computing diluted earnings per share (millions)	277.000	277.000

The Company’s forecasted guidance range is based on current plans and expectations and is subject to a number of known and unknown uncertainties and risks.

(a)

The Company does not forecast the impact of items such as, but not limited to, losses (gains) on sales of facilities, losses on retirement of debt, legal claim costs (benefits) and impairments of long-lived assets because the Company does not believe that it can forecast these items with sufficient accuracy.

(b)

Adjusted EBITDA should not be considered a measure of financial performance under generally accepted accounting principles (“GAAP”). We believe Adjusted EBITDA is an important measure that supplements discussions and analysis of our results of operations. We believe it is useful to investors to provide disclosures of our results of operations on the same basis used by management. Management relies upon Adjusted EBITDA as a primary measure to review and assess operating performance of its health care facilities and their management teams.

Management and investors review both the overall performance (including net income attributable to HCA Healthcare, Inc.) and operating performance (Adjusted EBITDA) of our health care facilities. Adjusted EBITDA is utilized by management and investors to compare our current operating results with the corresponding periods during the previous year and to compare our operating results with other companies in the health care industry.

Adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as an alternative to net income attributable to HCA Healthcare, Inc. as a measure of operating performance or cash flows from operating, investing and financing activities as a measure of liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.